BODNAR
CAPITAL MANAGEMENT, LLC

Dated as of May 31, 2006

Patient Safety Technologies, Inc.
1800 Century Park East, Suite 200
Los Angeles, CA 90067

Gentlemen:

1. Reference is made to that certain Promissory Note dated April 12, 2005 and the related financing documents (the "Financing Documents") between Patient Safety Technologies, Inc. ("Borrower") and Bodnar Capital Management, LLC ("BCM"). This letter agreement (this "Agreement") confirms that, upon receipt by BCM of:

(a) a wire transfer of immediately available funds in the amount of $1,068,201.10 (the "Payoff Amount"), consisting of:

(i) $1,000,000.00 in respect of unpaid principal outstanding under the Note; and

(ii) $68,201.10 in respect of accrued and unpaid interest on such unpaid principal amount through May 31, 2006, together with interest at a per diem amount of $186.85 for any day after May 31, 2006 until the Payoff Amount is paid;

BCM will provide to you the documents set out in paragraphs 2 and 3 and tender to you the authorizations set out therein.

Please transfer the Payoff Amount, by wire transfer of immediately available funds, to our bank as set out on the accompanying sheet.

2. Effective upon the confirmation by email to your counsel from us of receipt by BCM of the Payoff Amount in full, with per deim interest through pay-off: (a) BCM authorizes Borrower to prepare and file any UCC termination statements with respect to any and all UCC financing statements previously filed by BCM pursuant to the Security Agreement dated April 12, 2005 and naming Borrower as debtor or securing the Existing Obligations, and (b) BCM shall execute and deliver to PST, any lien releases, mortgage releases, discharges of security interests, and other similar discharge or release documents (in recordable form if applicable) as are necessary to effectuate the termination and release of the security interests and liens securing the Existing Obligations. The foregoing will be in a form acceptable to BCM's counsel and will be done at PST's cost and expense.

3. BCM shall, as promptly as practicable after receipt of the Payoff Amount (and in any event within two business days after the such receipt): (a) return to Borrower the originals of any and all promissory notes issued by Borrower in connection with the Financing Documents, duly marked "paid in full" or "cancelled. BCM shall execute and deliver to

680 OLD ACADEMY ROAD • FAIRFIELD, CONNECTICUT 06824

Borrower such additional documents and shall provide such additional information as Borrower may reasonably request to carry out the terms of this Agreement. The foregoing will be in a form acceptable to BCM's counsel and will be done at Borrower's cost and expense.

4. Borrower confirms its agreement to the terms hereof by returning to BCM a signed counterpart of this Agreement.

5. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

6. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Connecticut. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This is the entire agreement between the parties with respect to the subject matter hereof.

Very truly yours,

BODNAR CAPITAL MANAGEMENT, LLC

By: [signature]
Name: Steven J. Bodnar
Title: Managing Member

Agreed to by the undersigned:

PATIENT SAFETY TECHNOLOGIES, INC.

By: ______________________
Name: ____________________
Title: _____________________